Exhibit 4.1

JPMORGAN CHASE & CO.

(formerly known as Chemical Banking Corporation)

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly known as Bankers Trust Company,

as successor to The Chase Manhattan Corporation),

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 1, 2007

to

INDENTURE

Dated as of December 1, 1989

SENIOR DEBT SECURITIES

FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 2007 between, JPMORGAN CHASE & CO. (formerly known as Chemical Banking Corporation), a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a New York banking corporation, as successor to The Chase Manhattan Bank (National Association), as trustee (the “Trustee,” which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereafter referred to).

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore executed and delivered a certain Indenture, dated as of December 1, 1989 (the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

Section 901(5) of the Indenture provides that, without the consent of the holders of any Securities, the Company, when authorized by a resolution of the Board of Directors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

The Company desires and has requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

The execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution of the Company; and

All conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Securities of the applicable series referred to below, as follows:

ARTICLE ONE

REPRESENTATIONS OF THE CORPORATION

The Company represents and warrants to the Trustee as follows:

SECTION 1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

The execution, delivery and performance by the Company of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

ARTICLE TWO

SCOPE OF THIS SUPPLEMENTAL INDENTURE

SECTION 2.1. The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture effected in Article Three hereof shall only be applicable with respect to, and govern the terms of, any series of Securities created on or after the date hereof (the foregoing, “Post-Amendment Series”), and shall not apply to any series of Securities which have been issued under the Indenture prior to such date (“Pre-Amendment Securities”). For the avoidance of doubt, this Supplemental Indenture shall not apply to any additional Securities issued after the date of this Supplemental Indenture that form part of a series created and the initial issuance of which occurred prior to the date of this Indenture (and, specifically shall not apply to any of the Company’s Senior Medium-Term Notes, Series C, or its Senior Medium-Term Notes, Series D, issued after the date of this Supplemental Indenture), all of which Securities referred to in this sentence shall constitute Pre-Amendment Securities.

ARTICLE THREE

AMENDMENTS

SECTION 3.1. The definition of “Officers’ Certificate” contained in Section 101 of the Indenture is hereby amended in its entirety to read as follows:

“Officers’ Certificate” means a certificate delivered to the Trustee and signed by (i) the Chairman of the Board, a Vice Chairman, the President, its Chief Financial Officer, a Vice President, a Managing Director or any Attorney-in-Fact of the Company, and by (ii) any additional officer having any of the foregoing titles or by the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

SECTION 3.2. The definition of “Company Request” or “Company Order” contained in Section 101 of the Indenture is hereby amended in its entirety to read as follows:

“Company Request” or “Company Order” means a written request or order delivered to the Trustee and signed in the name of the Company by (i) the Chairman of the Board, a Vice Chairman, the President, its Chief Financial Officer, a Vice President, a Managing Director or any Attorney-in-Fact of the Company, and by (ii) any additional officer having any of the foregoing titles or by the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

SECTION 3.3. The first paragraph of Section 303 of the Indenture is hereby replaced and superseded in its entirety by the following:

The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President, its Chief Financial Officer or one of its Vice Presidents or Managing Directors, under its corporate seal reproduced thereon by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

SECTION 3.4. Section 501 of the Indenture is hereby replaced and superseded in its entirety by the following:

“Event of Default,” wherever used herein:

(A) with respect to Securities of any Post-Amendment Series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of interest, if any, upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 5 days; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Bank or of all or substantially all of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company or the Bank of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or the Bank or of all or substantially all of their respective property, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Bank in furtherance of any such action; or

(7) any other Event of Default provided with respect to Securities of that series; and

(B) with respect to Securities of any Pre-Amendment Series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of interest, if any, upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 5 days; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default under any bond, debenture, notice or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted (i) in a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness for money borrowed at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount, or (ii) in such indebtedness for money borrowed in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness for money borrowed or from the trustee under any such mortgage, indenture or other instrument; and provided, further, that any such default shall not be deemed to have occurred if and so long as the Company shall contest the validity thereof in good faith by appropriate proceedings; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Bank or of all or substantially all of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by the Company or the Bank of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or the Bank or of all or substantially all of their respective property, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Bank in furtherance of any such action; or

(8) any other Event of Default provided with respect to Securities of that series.

Upon receipt by the Trustee of any Notice of Default pursuant to Section 501(A)(4) or 501(B)(4), as applicable (and in the case of Pre-Amendment Series, Section 501(B)(5)) with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be at the close of business on the day the Trustee receives such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least 10% in principal amount of the Outstanding Securities of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new Notice of Default which is identical to a Notice of Default which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 501.”

SECTION 3.5. Section 502 of the Indenture is hereby amended by deleting the reference therein to “Section 501(7)” and inserting in lieu thereof the following reference: “Section 501(A)(6) or 501(B)(7), as applicable (and in the case of Pre-Amendment Series, Section 501(B)(5)).”

SECTION 3.6. Section 602 of the Indenture is hereby amended by deleting the reference therein to “Section 501(4)” and inserting in lieu thereof the following reference: “Section 501(A)(4) or 501(B)(4), as applicable.”

SECTION 3.7. Section 1303 of the Indenture is hereby amended by (i) deleting the reference therein to “Section 501(4)” and inserting in lieu thereof the following reference: “Section 501(A)(4) or 501(B)(4), as applicable” and (ii) deleting each reference therein to “Section 501(5)” and inserting in lieu thereof the following reference “501(B)(5).”

SECTION 3.8. Section 1304 of the Indenture is hereby amended by deleting the reference to “subsections 501(6) and (7)” and inserting in lieu thereof the following reference: “Sections 501(A)(5) and 501(A)(6) or Sections 501(B)(6) and 501(B)(7), as applicable.”

SECTION 3.9. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE FOUR

MISCELLANEOUS

SECTION 4.1. The Trustee accepts the modification of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this First Supplemental Indenture.

SECTION 4.2. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture that is required to be included in this First Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 4.3. Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture.

SECTION 4.4. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

SECTION 4.5. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

JPMORGAN CHASE & CO.

By	/s/ Le Roy Davis
Name: Le Roy Davis
Title: Managing Director

(Corporate Seal)

Attest:

/s/ Irma R. Caracciolo
Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By	Deutsche Bank National Trust Company, as Authenticating Agent
Name: /s/ Irina Golovashchuk
Title: Assistant Vice President

By	Deutsche Bank National Trust Company, as Authenticating Agent
Name: /s/ David Contino
Title: Assistant Vice President

(Corporate Seal)

Attest:
/s/ Chris Nusy

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this 1st day of November, before me, the undersigned officer, personally appeared Le Roy Davis, who acknowledged himself to be the Managing Director of JPMORGAN CHASE & CO., a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Heather Leigh Baley
Notary Public

[SEAL]

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF MONMOUTH	)

On this 31st day of October, before me, the undersigned officer, personally appeared Irina Golovashchuk and David Contino, respectively an Assistant Vice President and Assistant Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, and that they as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by themselves as such officers.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Jeffrey Schoenfeld
Notary Public

[SEAL]